Exhibit 7.4

Joint Filing Agreement

This will confirm the agreement by and among all the undersigned that the Statement on Schedule 13D filed on or about this date and any further amendments thereto with respect to beneficial ownership by the undersigned of the Common Stock, par value $0.0001 per share (the “Common Stock”) of AerSale Corporation, a Delaware corporation (the “Issuer”), and such other securities of the Issuer and its affiliates that the undersigned may acquire or dispose of from time to time. This agreement is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.

The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13D and any further amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate. The undersigned further agree that this Agreement shall be included as an Exhibit to such joint filing.

This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Joint Filing Agreement to be duly executed as of 16th day of April, 2021.

Green Equity Investors CF, L.P.
By: GEI Capital CF, LLC, its General Partner

By:	/s/ Andrew Goldberg
Name:	Andrew Goldberg
Title:	Vice President, General Counsel and Secretary

Green Equity Investors Side CF, L.P.
By: GEI Capital CF, LLC, its General Partner

By:	/s/ Andrew Goldberg
Name:	Andrew Goldberg
Title:	Vice President, General Counsel and Secretary

LGP Associates CF LLC
By: Peridot Coinvest Manager LLC, its Manager

By:	/s/ Andrew Goldberg
Name:	Andrew Goldberg
Title:	Vice President, General Counsel and Secretary

GEI Capital CF, LLC

By:	/s/ Andrew Goldberg
Name:	Andrew Goldberg
Title:	Vice President, General Counsel and Secretary

Leonard Green & Partners, L.P.
By: LGP Management, Inc., its General Partner

By:	/s/ Andrew Goldberg
Name:	Andrew Goldberg
Title:	Vice President, General Counsel and Secretary

LGP Management, Inc.

By:	/s/ Andrew Goldberg
Name:	Andrew Goldberg
Title:	Vice President, General Counsel and Secretary

Peridot Coinvest Manager LLC

By:	/s/ Andrew Goldberg
Name:	Andrew Goldberg
Title:	Vice President, General Counsel and Secretary

[SIGNATURE PAGE TO AERSALE CORPORATION 13-D JOINT FILING AGREEMENT]